As filed with the Securities and Exchange Commission on August 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	26-1761833 (I.R.S. Employer Identification Number)

2850 Frontier Drive

Warsaw, IN 46582

(574) 268-6379

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Bailey

President and Chief Executive Officer

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, IN 46582

(574) 268-6379

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeremy E. Hill Bradley C. Arnett Tonya Vachirasomboon Dentons Bingham Greenebaum LLP 2700 Market Tower 10 W. Market Street Indianapolis, IN 46204 (317) 635-8900	Daniel J. Gerritzen General Counsel and Secretary OrthoPediatrics Corp. 2850 Frontier Drive Warsaw, IN 46582 (574) 267-0842

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-237177

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including any and all prospectus supplements and all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-237177), which was initially filed by the registrant on March 13, 2020 and declared effective on March 27, 2020, and is being filed solely for the purpose of registering an additional $24,960,000 of the Company’s securities.

The required opinion and consents and filing fee table are listed on the Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the Securities and Exchange Commission the filing fee set forth in the cover page of this Registration Statement by wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on August 11, 2022); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than August 11, 2022.

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
5.1		Opinion of Dentons Bingham Greenebaum LLP
23.1		Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2		Consent of Dentons Bingham Greenebaum LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney
107		Filing Fee Table

*	Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-237177), filed with the Securities and Exchange Commission on March 13, 2020, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on this 10th day of August, 2022.

ORTHOPEDIATRICS CORP.

By:	/s/ David R. Bailey
David R. Bailey
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Bailey	President and Chief Executive Officer	August 10, 2022
David R. Bailey	(Principal Executive Officer)

/s/ Fred L. Hite	Chief Financial Officer and Chief Operating Officer	August 10, 2022
Fred L. Hite	(Principal Financial and Accounting Officer)

*	Chairman of the Board	August 10, 2022
Mark C. Throdahl

*	Director	August 10, 2022
Terry D. Schlotterback

*	Director	August 10, 2022
Stephen F. Burns

*	Director	August 10, 2022
Bryan W. Hughes

*	Director	August 10, 2022
Marie C. Infante

*	Director	August 10, 2022
David R. Pelizzon

*	Director	August 10, 2022
Samuel D. Riccitelli

*	Director	August 10, 2022
Harald Ruf

*	Director	August 10, 2022
Kevin L. Unger

* Pursuant to power of attorney

By:	/s/ Fred L. Hite
Fred L. Hite, Attorney-in-fact